Guaranty Contract for Kailin Energy Zhenjiang Ltd.

800kt/a sulfuric acid waste heat recovery project

Contract parties :

China Energy Recovery (Yangzhou) Co., Ltd (hereinafter referred to as “CER Yangzhou”);

Kailin Energy Zhenjiang Ltd. (hereinafter referred to as “Zhenjiang Kailin”); and China Guangdong Nuclear Energy Service Co., Ltd (hereinafter referred to as “CGN Energy”).

Zhenjiang Kailin has signed the contract “Kailin Energy Zhenjiang Ltd. equipment supply and engineering services for 800kt/a sulfuric acid waste heat recovery project” (Contract No: HT2012ISC007) and its supplemental contracts (hereinafter referred to as “waste heat recovery upgrading project contract”) with CGN Energy on October 17, 2012.

According to the "waste heat recovery upgrading project contract", CER Yangzhou will provide CGN Energy an unconditional and irrevocable guarantee with joint responsibility to ensure Zhenjiang Kailin’s fulfillment of the duties and responsibilities under "waste heat recovery upgrading project contract". After the tripartite consultation, CER Yangzhou is willing to perform the following responsibilities, as the basis for cooperation among all of the three parties.

Article 1: Guaranteed claims

The guaranteed claims under the contract arising from the obligations under the "waste heat recovery upgrading project contract" that Zhenjiang Kailin shall fulfill its obligations to CGN Energy, means that CGN Energy is entitled to rights as a creditor against Zhenjiang Kailin under the terms of the "waste heat recovery upgrading project contract”.

Article 2: Guarantee covers

(1) Zhenjiang Kailin shall pay all amounts payable to CGN Energy arising from the “waste heat recovery upgrading project contract”, such as contract prices, penalty, damages, and payments for the use of state funds and so on.

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(2) All the expenses that CGN Energy incurred to enforce its rights as a creditor of Zhenjiang Kailin (including but not limited to legal fees, arbitration fees, property preservation fees, travel fees, execution fees, assessment fees, legal fees, auction fees and so on).

Article 3: Ways of guaranty

CER Yangzhou voluntarily provides this guarantee. CGN Energy has the right to directly request CER Yangzhou to undertake the payment obligation under scope of the guaranty contract, even if there is more than one guarantor and there is joint liability between them. CER Yangzhou confirms that CER Yangzhou can not have any plea if Zhenjiang Kailin fails to fulfill its obligations under "waste heat recovery upgrading project contract".

Article 4: Terms of guaranty

The guaranty shall terminate two years after Zhenjiang Kailn fulfills its obligations under the "waste heat recovery upgrading project contract". If the "waste heat recovery upgrading project contract" is found to be invalid or terminated, the guaranty period shall be two years from the date the "waste heat recovery upgrading project contract" was found to be invalid or terminated.

Article 5:

If Zhenjiang Kailin defaults or cannot fulfill its obligations under the "waste heat recovery upgrading project contract", CGN Energy should the first attempt to realize compensation from the mortgage of the equipment under the contract of HT2012ISC010 for the production line of Zhenjiang Kailin’s 800kt/a sulfuric acid waste heat recovery project and the guarantee of Jiangsu SOPO (Group) Company. The guarantee under this contract is independent and accumulated to any other guarantee which CGN Energy has or will obtain, and this guarantee will be not reduced or affected by any other guarantee which CGN Energy has or will obtain in any way. CGN Energy realized guarantee under this agreement will not in condition of undertaking any other guarantee. CER Yangzhou agreed, if CGN Energy fails to perform the rights related to this contract (including but not limited to the right of claim, right of guarantee and right of relief), in any case, which is not equal to CGN Energy abandon that rights, and will not have an impact on perform the rights completely under this agreement.

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Article 6: Claims and Confirmations

Zhenjiang Kailin and CGN Energy should amend the contract price, period, penalty, damages, rights and obligations and so on in "waste heat recovery upgrading project contracts.” CER Yangzhou confirms that CER Yangzhou’s guarantee liability will not terminate, and do not require the consent of CER Yangzhou, if there is any changes in the terms of the “"waste heat recovery upgrading project contract" between Zhenjiang Kailin and CGN Energy. However, any addition to the contract price shall require the consent of CER Yangzhou, or else CER Yangzhou will not have any guarantee responsibility for the additional price.

Article 7: Other Contract Related

The effect of the guarantee contract is independent of the "waste heat recovery upgrading project contract" and its possible affiliations. The validity of all or part of the "waste heat recovery upgrading project contract" does not affect the validity of the guaranty contract. If the "waste heat recovery upgrading project contract" signed between Zhenjiang Kailin and CGN Energy is invalid and both of them are in default, CER Yangzhou will assume the joint responsibility according to the amount of compensation that Zhenjiang Kailin should undertake. Any contracts, agreements, guarantees, tacit understanding or disputes among Zhenjiang Kailin, CGN Energy and CER Yangzhou will have no influence to the validity of this guarantee contract. The guarantee of CER Yangzhou will not be reduced or eliminated if there is any merger, split, joint-stock reform, changes in capital, joint ventures, or other similar circumstances affecting Zhenjiang Kailin and CGN Energy during the contract period

Article 8: Other Clauses

During the guarantee period, CER Yangzhou will be requested for the guaranteed responsibility if there is any breach of contract under the "waste heat recovery upgrading project contract" or if CGN Energy regards that an event happened that affects its ability on realizing its claims.

Article 9: Representations and Warranties

CER Yangzhou guarantee :

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1. The provided guarantee to CGN Energy is legal, complete, true and effective;

2. CER Yangzhou’s financial station is sufficient to ensure the capability of fulfilling the guarantee; CER Yangzhou is willing to fulfill the responsibility with all its properties;

3. The provided guarantee procedure is legal and effective;

4. There is no matter undisclosed that should be, there is no case for infringement of legal rights of third parties, otherwise CER Yangzhou will assume all the legal responsibility arising from the dispute and compensate all the losses to CGN Energy;

5. In the meantime, CER Yangzhou will assume all the cost rising from the process allowing CGN Energy to achieve its own claims (including: evaluate and auction fee, litigation costs, implementation costs, counsel fees etc.)

Article 10: Effective

1.	This contract shall take effect from the date of signing;
2.	For the actual situation, each party can amend this agreement in the confirmed supplement after negotiation;
3.	If there are any disputes based on this agreement, the contracting parties could attempt to resolve them through consultation. If negotiation fails, either party may bring proceedings in a court of law. This Contract shall be governed by and interpreted in accordance with the law of the People's Republic of China;
4.	The contract is in three duplicates, one copy for each party;

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( Signature page, no text )

Contract party :

CER Energy Recovery (Yangzhou) Co., Ltd  ( Stamp )

Signature

Kailin Energy Zhenjiang, Ltd. ( Stamp )

Signature

China Guangdong Nuclear Energy Service Co., Ltd (Stamp)

Signature

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